                                                                     EXHIBIT 4.4

     THE WARRANT EVIDENCED OR CONSTITUTED HEREBY, THE SHARES OF CAPITAL STOCK ISSUABLE HEREUNDER, AND SHARES OF CAPITAL STOCK WHICH MAY BE ISSUABLE UPON CONVERSION OF SUCH CAPITAL STOCK HAVE BEEN AND WILL BE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED WITHOUT REGISTRATION UNDER SUCH ACT UNLESS EITHER (i) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED IN CONNECTION WITH SUCH DISPOSITION, OR (ii) THE SALE OF SUCH SECURITIES IS MADE PURSUANT TO SECURITIES AND EXCHANGE COMMISSION RULE 144.

                WARRANT TO PURCHASE SHARES OF CAPITAL STOCK OF
                ----------------------------------------------
                            MPATH INTERACTIVE INC.
                            ----------------------

     1.   NUMBER AND PRICE OF SHARES SUBJECT TO WARRANT. Subject to the terms
          ---------------------------------------------
and conditions set forth herein, for value received, Intel Corporation, a Delaware corporation ("Intel" and, together with its permitted registered
                       -----
assigns, the "Holder"), is entitled, subject to the terms and conditions of this
              ------
Warrant, at any time before the Expiration Date (as such term is defined below), to purchase from Mpath Interactive, Inc., a Delaware corporation (the "Company"), up to 52,250 of fully paid and nonassessable shares of Common Stock
 -------
of the Company (each a "Share" and collectively the "Shares") at a price per
                        -----                        ------
share equal to sixty dollars ($60.00) (the "Purchase Price"). The number of
                                            --------------
Shares purchasable under this Warrant is subject to adjustment as provided herein. This Warrant is issued pursuant to and is subject to the terms of that certain Convertible Note and Warrant Purchase Agreement between the Company and Intel, dated November 18, 1996 (the "Purchase Agreement"). The "Expiration Date"
                                     ------------------         ---------------
of this Warrant shall be December 31, 2000.

     2.   CERTAIN DEFINITIONS. Any capitalized terms used but not defined herein
          -------------------
shall have the meaning given thereto in the Purchase Agreement. As used in this
Warrant:

          2.1  The term "Common Stock" shall mean the common stock, par value
                         ------------
$0.00005 per share of the Company.

          2.2  The term "Grant Date" shall mean November 18, 1996.
                         ----------

          2.3  The term "Fair Market Value" of a Share as of a particular date
                         -----------------
(the "Determination Date ") shall mean (a) the average closing price of shares
      ------------------
of the same class on the primary national securities exchange on which such shares are traded for the twenty (20) trading days prior to the Determination Date, if shares of the same class are then traded on an exchange, (b) the average of the closing sale prices of shares of the same class on the Nasdaq National Market for the twenty (20) trading days prior to the Determination Date, if shares of the same class are then traded on the Nasdaq National Market, or (c) the value of a Share as determined in good faith by the Company's Board of Directors upon a review of all relevant factors, including due consideration of the Holder's determination of the value of the Company, if shares of the same class are not then traded on a national securities exchange or the Nasdaq National Market.

          2.4  The term "HSR Act" shall mean the Hart-Scott-Rodino Antitrust
                         -------
Improvements Act of 1976, as amended.

          2.5  The term "Qualified IPO" shall mean an initial public offering of
                         -------------
Common Stock by the Company which is underwritten on a firm commitment basis by a nationally recognized underwriter, and results in aggregate gross proceeds to the Company of not less than $10,000,000.

          2.6  The term "Registered Holder" shall mean any the Holder in whose
                         -----------------
name this Warrant is registered upon the books and records maintained by the Company.

          2.7  The term "Warrant," as used herein, shall include this Warrant
                         -------
and any warrant delivered in substitution or exchange for this Warrant as provided herein.

     3.   EXERCISE OF WARRANT
          -------------------

          3.l PAYMENT. Subject to compliance with the terms and conditions of this Warrant and applicable securities laws, this Warrant may be exercised, in whole or in part at any time on or after the Date of First Exercise through and including the Expiration Date, by surrendering this Warrant at the principal office of the Company together with (a) the form of Notice of Exercise attached hereto as Exhibit 1 (the "Notice of Exercise") duly executed by the Holder, and
                          ------------------
(b) payment (i) in cash, by check or by wire transfer to an account designated by the Company, (ii) by cancellation by the Holder of any then outstanding indebtedness of the Company to the Holder, or (iii) by a combination of (i) and
(ii), of an amount equal to the product obtained by multiplying the number of Shares being purchased upon such exercise by the Purchase Price (the "Exercise
                                                                      --------
Amount"), except that if the Holder is subject to HSR Act Restrictions (as
------
defined below), the Exercise Amount shall be paid to the Company within five (5) business days of the termination of all HSR Act Restrictions (as defined in Section 3.3 below). If, on or before the Expiration Date, the Holder has sent the Notice of Exercise to the Company, and the Holder has not been able to complete the exercise of this Warrant prior to the Expiration Date because of the Company's inability to complete all action required to create the Common Stock, issuable upon exercise of the Warrant, the Holder shall be entitled to complete the process of exercising this Warrant in accordance with the procedures contained herein notwithstanding the fact that completion of the exercise of this Warrant would take place after the Expiration Date.

          3.2  NET ISSUE EXERCISE. In lieu of the payment methods set forth in
               ------------------
Section 3.1(b) above, the Holder may elect to exchange all or a portion of this Warrant for Shares equal to the value of the amount of the Warrant being exchanged on the date of exchange. If the Holder elects to exchange this Warrant as provided in this Section 3.2, the Holder shall tender to the Company the Warrant for the amount being exchanged, along with written notice of the Holder's election to exchange some or all of the Warrant, and the Company shall issue to the Holder the number of Shares computed using the following formula:

          X = Y (A-B)
              -------
                 A

     Where       X = the number of Shares to be issued to the Holder.

                 Y = the number of Shares purchasable under the amount of the
                     Warrant being exchanged.

                 A = the Fair Market Value of one Share.

                 B = the Purchase Price.

          All references herein to an "exercise" of the Warrant shall include an exchange pursuant to this Section 3.2. Upon receipt of a written notice of the Company's intention to raise capital by selling shares of Common Stock in a Qualified IPO (the "IPO Notice"), which notice shall be delivered to the Holder promptly after the date of filing with the Securities and Exchange Commission of the registration statement associated with such Qualified IPO, the Holder shall use its reasonable efforts to determine whether or not the Holder will exercise this Warrant pursuant to this Section 3.2 prior to the completion of the Qualified IPO. Notwithstanding whether or not an IPO Notice has been delivered to the Holder or any other provision of this Warrant to the contrary, if the Holder decides to exercise this Warrant while a registration statement is on file with the Securities and Exchange Commission in connection with the Qualified IPO, this Warrant shall be deemed exercised on the closing of the Qualified IPO and the Fair Market Value of a Share shall be the price at which one share of Common Stock was sold to the public in the Qualified IPO. If the Holder has elected to exercise this Warrant pursuant to this Section 3.2 while a registration statement is on file with the Securities and Exchange Commission in connection with a Qualified IPO and the Qualified IPO is not completed, then the Holder's exercise of this Warrant shall not be effective.

          3.3  HSR ACT. The Company and the Holder hereby acknowledge that
               -------
exercise of this Warrant by the Holder may subject the Company and/or the Holder to the filing requirements of the HSR Act and that the Holder may be prevented from exercising this Warrant until the expiration or early termination of all waiting periods imposed by the HSR Act ("HSR Act Restrictions"). If, on or
                                         --------------------
before the Expiration Date, the Holder has sent the Notice of Exercise to the Company and the Holder has not been able to complete the exercise of this Warrant prior to the Expiration Date because of HSR Act Restrictions, the Holder shall be entitled to complete the process of exercising this Warrant in accordance with the procedures contained herein notwithstanding the fact that completion of the exercise of this Warrant would take place after the Expiration Date (or the completion of the Qualified IPO, in the case of net exercises pursuant to Section 3.2).

          3.4  PARTIAL EXERCISE; EFFECTIVE DATE OF EXERCISE. In case of any
               --------------------------------------------
partial exercise of this Warrant, the Company shall cancel this Warrant upon surrender hereof and shall execute and deliver a new Warrant of like tenor and date for the balance of the Shares purchasable hereunder. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above. However, if the Holder is subject to HSR Act filing requirements, this Warrant shall be deemed to have been exercised on the date immediately following the date of the expiration of all HSR Act Restrictions. The person entitled to receive the Shares issuable upon exercise of this Warrant shall be treated for all purposes as the holder of record of such shares as of the close of business on the date the Holder is deemed to have exercised this Warrant.

          3.5  STOCK CERTIFICATES; FRACTIONAL SHARES. As soon as practicable on
               -------------------------------------
or after the effective date of exercise, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of whole Shares issuable upon such exercise, together with cash in lieu of any fraction of a Share in the amount of the current Fair Market Value of one whole Share as of the date of exercise of this Warrant multiplied by such fraction. No fractional shares or scrip representing fractional shares shall be issued upon an exercise of this Warrant.

     4.   VALID ISSUANCE; TAXES. All Shares issued upon the exercise of this
          ---------------------
Warrant shall be validly issued, fully paid and non-assessable, and the Company shall pay all taxes and other governmental charges that may be imposed in respect of the issue or delivery thereof. The Company shall not be required to pay any tax or other charge imposed in connection with any transfer involved in the issuance of any certificate for Shares in any name other than that of the Registered Holder of this Warrant, and in such case the Company shall not be required to issue or deliver any stock certificate or security until such tax or other charge has been paid, or it has been established to the Company's reasonable satisfaction that no tax or other charge is due.

     5.   ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF SHARES. The number of
          -------------------------------------------------
Shares issuable upon exercise of this Warrant (or any other securities or property receivable or issuable upon exercise of this Warrant) and the Purchase Price are subject to adjustment upon occurrence of the following events which shall have affected shares of the class of capital stock for which this Warrant is exercised (the "Affected Class"):
                   --------------

          5.1  ADJUSTMENT FOR STOCK SPLITS, STOCK SUBDIVISIONS OR COMBINATIONS
               ---------------------------------------------------------------
OF SHARES. The Purchase Price of this Warrant shall be proportionally decreased
---------
and the number of Shares (or other securities) issuable upon exercise of this Warrant shall be proportionally increased to reflect any stock split or subdivision of shares of the Affected Class, and the Purchase Price of this Warrant shall be proportionally increased and the number of Shares (or other securities) issuable upon exercise of this Warrant shall be proportionally decreased to reflect any combination of shares of the Affected Class.

          5.2  ADJUSTMENT FOR DIVIDENDS OR DISTRIBUTIONS OF STOCK OR OTHER
               -----------------------------------------------------------
SECURITIES OR PROPERTY.  In case the Company shall make or issue, or shall fix a
----------------------
record date for the determination of eligible holders entitled to receive, a dividend or other distribution with respect to the shares of the Affected Class (or any other securities at the time issuable upon exercise of the Warrant after giving effect to all adjustments called for by this Section 5 to the shares of the Affected Class) payable in (a) securities of the Company, or (b) assets (excluding cash dividends paid or payable solely out of retained earnings), then, in each such case, the Holder of this Warrant, on exercise hereof at any time after the consummation, effective date or record date of such dividend or other distribution, shall receive, in addition to the Shares (or such other securities) issuable on such exercise prior to such date, and without the payment of additional consideration therefor, the securities or such other assets of the Company to which such Holder would have been entitled upon such date if such Holder had exercised this Warrant prior to that date and had thereafter retained such shares and/or all other additional securities available to it as aforesaid during such period giving effect to all adjustments called for by this Section 5.

          5.3  RECLASSIFICATION. If the Company, by reclassification of
               ----------------
securities or otherwise, shall change any of the securities for which this Warrant is exercisable on the date of exercise into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were issuable upon exercise of this Warrant immediately prior to such reclassification or other change and the Purchase Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this
Section 5.0.

          5.4  ADJUSTMENT FOR CAPITAL REORGANIZATION, MERGER OR CONSOLIDATION.
               --------------------------------------------------------------
In case of any reorganization of the capital stock of the Company (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), or in case the Company completes any merger or consolidation of the Company with or into another corporation, or the sale or transfer of all or substantially all the assets of the Company, then, and in each such case, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the Holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Purchase Price, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, merger, consolidation, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 5. The foregoing provisions of this
Section 5.4 shall similarly apply to successive reorganizations, and to successive mergers, consolidations, sales and transfers, and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per-share consideration payable to the Holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant. Notwithstanding the foregoing, this Warrant shall terminate if not exercised by the Holder prior to the closing of any such merger, consolidation, sale or transfer.

          5.5  RESERVATION OF SECURITIES AND ASSETS. The Company shall reserve,
               ------------------------------------
for the life of this Warrant, such securities or such other assets of the Company as the Holder is from time to time entitled to receive pursuant to this Warrant after giving effect to all adjustments required under this Section 5.

     6.   CERTIFICATE AS TO ADJUSTMENTS. In each case of any adjustment in the
          -----------------------------
Purchase Price, or number or type of shares issuable upon exercise of this Warrant, the Chief Financial Officer of the Company shall compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based, including a statement of the adjusted Purchase Price. The Company shall promptly send (by facsimile and by either first class mail, postage prepaid or overnight delivery) a copy of each such certificate to the Holder. Such certificate shall show the effect of such adjustment on the capital stock for which this Warrant is exercisable.

     7.   LOSS OR MUTILATION. Upon receipt of evidence reasonably satisfactory
          ------------------
to the Company of the ownership of and the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to it, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company shall execute and deliver in lieu thereof a new Warrant of like tenor as the lost, stolen, destroyed or mutilated Warrant.

     8.   RESERVATION OF CAPITAL STOCK. The Company hereby covenants that at all
          ----------------------------
times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of Shares of capital stock of the Company as are from time to time issuable upon exercise of this Warrant and, from time to time, shall take all steps necessary to amend its Certificate of Incorporation to provide sufficient reserves of Shares issuable upon exercise of this Warrant. All such shares shall be duly authorized, and when issued upon such exercise, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights, except encumbrances or restrictions arising under federal or state securities laws. Issuance of this Warrant shall constitute full authority to the Company's officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for Shares upon the exercise of this Warrant.

     9.   TRANSFER AND EXCHANGE. Subject to the terms and conditions of this
          ---------------------
Warrant and compliance with all applicable securities laws, from and after the Date of First Exercise, this Warrant and all rights hereunder may be transferred, in whole or in part, on the books of the Company maintained for such purpose at the principal office of the Company referred to above, by the Registered Holder hereof in person, or by duly authorized attorney, upon surrender of this Warrant properly endorsed and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. Upon any partial transfer, the Company will issue and deliver to the Registered Holder a new Warrant or Warrants with respect to the portion of the Warrant not so transferred. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that when this Warrant shall have been so endorsed, the person in possession of this Warrant or any portion thereof may be treated by the Company, and all other persons dealing with this Warrant or such portion, as the absolute owner of this Warrant or such portion for any purpose and as the person entitled to exercise the rights represented hereby, any notice to the contrary notwithstanding; provided, however, that
                                                    --------  -------
until a transfer of this Warrant is duly registered on the books of the Company, the Company may treat the Registered Holder hereof as the owner for all purposes.

     10.  RESTRICTIONS ON TRANSFER. The Holder, by acceptance hereof, agrees
          ------------------------
that, absent an effective registration statement filed with the U.S. Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "1933 Act"), covering the disposition or sale of this Warrant or the Shares
      --------
issued or issuable upon exercise hereof, and registration or qualification under applicable state securities laws, such Holder will not sell, transfer pledge, or hypothecate any or all of such Warrant or Shares, as the case may be, unless either (a) the Company has received an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect that such registration is not required in connection with such disposition, or (b) the sale of such securities is made pursuant to SEC Rule 144.

     11.  NO RIGHTS OR LIABILITIES AS STOCKHOLDERS. This Warrant shall not
          ----------------------------------------
entitle the Holder to any voting rights or other rights as a stockholder of the Company. In the absence of affirmative action by such Holder to purchase Shares by exercise of this Warrant, no provisions of this Warrant, and no enumeration herein of the rights or privileges of the Holder hereof, shall cause such Holder to be a stockholder of the Company for any purpose.

     12.  "MARKET STAND-OFF" AGREEMENT.  The Holder hereby agrees that, during
          ----------------------------
the period of duration specified by the Company and an underwriter of common stock or other securities of the Company, following the date of the first sale to the public pursuant to a registration statement of the Company filed under the 1933 Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of this Warrant or the Shares for which this Warrant may be exercised (other than to donees who agree to be similarly bound); provided however, that:

          (a) such agreement shall be applicable only to the first such registration statement of the Company which covers Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering;

          (b) all officers and directors of the Company and all one percent (1%) stockholders and all other persons with registration rights are subject to similar restrictions; and

          (c) such market stand-off time period shall not exceed 180 days.

          In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the aforementioned Shares (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

          Notwithstanding the foregoing, the obligations described in this
Section 12 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms which may be promulgated in the future.

     13.  NOTICES. All notices and other communications required or permitted
          -------
hereunder shall be in writing and shall be (a)mailed by first class mail, postage prepaid, or (b)sent by facsimile, with a copy by first class mail, postage prepaid, in either case addressed, if to the Company, to its principal executive office, and if to the Holder, to the address of such Holder set forth in the Purchase Agreement or otherwise furnished to the Company in writing. All such notices and other communications shall be deemed delivered (a) if sent by mail, two (2) days after deposit in the United States first-class mail, postage prepaid, and (b) if sent by facsimile, upon telephone confirmation of receipt provided that a copy is sent by first class mail, postage prepaid.

     14.  HEADINGS.  The headings in this Warrant are for purposes of
          --------
convenience in reference only, and shall not be deemed to constitute a part hereof.

     15.  GOVERNING LAW. This Warrant shall be construed and enforced in
          -------------
accordance with, and governed by, the internal laws of the state of Delaware applicable to contracts made and to be wholly performed in such state.

     16.  NO IMPAIRMENT. The Company will not, by amendment of its Certificate
          -------------
of Incorporation or bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Registered Holder of this Warrant against impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock issuable upon the exercise of this Warrant above the amount payable therefor upon such exercise, and (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Shares upon exercise of this Warrant.

     17.  NOTICES OF RECORD DATE. In case:
          ----------------------

          (a) the Company shall take a record of the holders of stock or other securities at any time receivable upon the exercise of this Warrant for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities or to receive any other right; or

          (b) of any consolidation or merger of the Company with or into another corporation, any capital reorganization of the Company, any reclassification of the Capital Stock of the Company, or any conveyance of all or substantially all of the assets of the Company to another corporation in which holders of the Company's stock are to receive stock, securities or property of another corporation; or

          (c) of any voluntary dissolution, liquidation or winding-up of the Company; or

          (d) of any redemption or conversion of all outstanding Common Stock or Preferred Stock;

          then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, `conveyance, dissolution, liquidation, winding-up, redemption or conversion is to take place, and the time, if any is to be fixed, as of which the holders of record of any stock or other securities at the time receivable upon the exercise of this Warrant shall be entitled to exchange their stock or other securities for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be delivered at least ten (10) days prior to the date specified therein as to any matter referred to in clause (i), and thirty (30) days prior to the date therein specified as to any matter referred to in clause (ii).

     18.  SEVERABILITY. If any term, provision, covenant or restriction of this
          ------------
Warrant is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Warrant shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     19.  COUNTERPARTS. For the convenience of the parties, any number of
          ------------
counterparts of this Warrant may be executed by the parties hereto and each such executed counterpart shall be, and shall be deemed to be, an original instrument.

     20.  NO INCONSISTENT AGREEMENTS. The Company will not on or after the date
          --------------------------
of this Warrant enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holder of this Warrant or otherwise conflicts with the provisions hereof. The rights granted to the Holder hereunder do not in any way conflict with and are not inconsistent with the rights granted to holders of the Company's securities under any other agreements, except rights that have been waived.

     21.  SATURDAYS, SUNDAYS AND HOLIDAYS. If the Expiration Date falls on a
          -------------------------------
Saturday, Sunday or legal holiday, the Expiration Date shall automatically be extended until the next business day.

                           [SIGNATURE PAGE FOLLOWS]

     This Warrant is issued as of the 18/th/ day of November, 1996.

AGREED:

INTEL CORPORATION                       MPATH INTERACTIVE, INC.

By: /s/                                 By: /s/ Paul Matteucci
   ------------------------------          ----------------------------------

Name/Title: _____________________       Name/Title: Paul Matteucci, Presdient
                                                   --------------------------
                                                   and CEO
                                                   --------------------------

Date: ___________________________       Date: _______________________________

                                   EXHIBIT 1
                                   ---------

                              NOTICE OF EXERCISE

                   (To be executed upon exercise of Warrant)

________________ CORPORATION:

       The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant for, and to purchase thereunder, shares of capital stock, as provided for therein, and (check the applicable box):

       . tenders herewith payment of the purchase price in full in the form of cash, by check or wire transfer, in the amount of $__________________ for _____________ shares of Common Stock.

       . Elects the Net Issue Exercise option pursuant to Section 3.2 of the Warrant, and accordingly requests delivery of a net of _________________ shares of Common Stock.

       Please issue a certificate or certificates for such shares in the name of, and pay any cash for any fractional share to (please print name, address and social security number)

       Name: ______________________________________________________

       Address: ___________________________________________________

       Signature: _________________________________________________

Note: The above signature should correspond exactly with the name on the first page of this Warrant or with the name of the assignee appearing in the assignment form below.

       If said number of shares shall not be all the shares purchasable under the within Warrant, a new Warrant is to be issued in the name of the Registered Holder for the balance remaining of the shares purchasable thereunder together with cash in lieu of any fraction of a share in the amount of the current Fair Market Value of one whole share as of the date of exercise multiplied by such fraction.

                                   EXHIBIT 2
                                   ---------

                                  ASSIGNMENT

               (To be executed only upon assignment of Warrant)

     For value received, _______________________ hereby sells, assigns and transfers unto _______________________ the within Warrant, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint __________________________ attorney, to transfer said Warrant on the books of the within-named company with respect to the number of Shares set forth below, with full power of substitution in the premises:

Name(s) of Assignee(s)                  Address                  No. of Shares

     And if said number of Shares shall not be all of the Shares represented by the Warrant, a new Warrant is to be issued in the name of the undersigned for the balance remaining of the Shares.

Dated: ______________ 19___      Signature:

                                 Notice:    The signature to the foregoing
                                            Assignment must correspond to the
                                            name as written upon the face of
                                            this security in every particular,
                                            without alteration or any change
                                            whatsoever; signature(s) must be
                                            guaranteed by an eligible guarantor
                                            institution (banks, stock brokers,
                                            savings and loan associations and
                                            credit unions with membership in an
                                            approved signature guarantee
                                            medallion program) pursuant to
                                            Securities and Exchange Commission
                                            Rule 17Ad-15.